Exhibit 32.1

Innovative Industrial Properties, Inc.

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Innovative Industrial Properties, Inc. (the "Company") for the period ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Paul Smithers, Chief Executive Officer, President and Director of the Company, and I, Catherine Hastings, Chief Financial Officer and Treasurer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)    The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 4, 2021

/s/ Paul Smithers
Paul Smithers
Chief Executive Officer, President and Director

/s/ Catherine Hastings
Catherine Hastings
Chief Financial Officer and Treasurer